EXHIBIT 10.3


                    NOTICE AND ACKNOWLEDGEMENT OF ASSIGNMENT

December 1, 2002

Infinite Graphics Incorporated
4611 East Lake Street
Minneapolis, MN  55406


Re: Schedule No. 1 dated December 1, 2002, to Lease Agreement No. 3717 dated December 1, 2002, between Infinite Graphics Incorporated, as "Lessee", and Lease Finance Group, Inc., as "Lessor", (hereinafter referred to as the "Lease"), together with all documents relating thereto, including any and all guarantees to the extent they relate to the Lease.

Lessee hereby acknowledges that all right, title and interest of Lessor in the above referenced Lease and the remaining rentals due under the Lease will be assigned to Wells Fargo Equipment Finance, Inc. (the "Assignee"). Lessee agrees to pay rent and other amounts due under the Lease directly to the following (or to such other party or address as Assignee may direct):

                       Wells Fargo Equipment Finance, Inc.
                          Investors Building, Suite 700
                              733 Marquette Avenue
                              Minneapolis, MN 55402

By signing below, Lessee acknowledges receipt of notice of the assignment and represents and agrees as follows:

     1. Assignee does not assume any of the obligations of Lessor under the Lease, and Lessee will continue to look to Lessor rather than Assignee for the performance of the obligations of Lessor under the Lease.

     2. Assignee is entitled to the benefits of and to enforce the rights of the Lessor under the Lease to the same extent as Lessor, subject to Paragraph 1 above.

     3. Lessee will not enter into any amendment of, or receive any waiver or accommodation as to the Lease without the prior written consent of Assignee, it being understood that any such amendment, waiver or accommodation will be void without such consent

     4. Lessee will deliver to Assignee copies of all notices and other communications given or received by Lessee pursuant to the Lease.

     5. If the Lease at any time is deemed to be a lease intended as security, Lessee grants Lessor and Assignee a security interest in the Equipment to secure Lessee's obligations under the Lease.


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     6.   Lessee acknowledges that 59 rentals of $l0,947.46 and a balloon payment of $122.250.00 (plus applicable taxes, if any) remain payable during the term of the Lease, and that the first of such rentals which is payable to Assignee is due on January l, 2003.

     7. Lessee understands that Assignee will rely upon the representations and agreements herein in accepting the assignment.

     8. Lessee acknowledges that the Lease is in full force and effect, that Lessee has accepted the Equipment under the Lease, and that Lessee has not entered into any agreement with respect to the Lease or the Equipment other than agreements contained in the Lease and herein.

This Notice and Acknowledgement of Assignment shall constitute an agreement between Lessee and Assignee upon its execution and delivery to Assignee. Assignee may assign its rights under this agreement without the consent of Lessee.

                                          Acknowledged and Agreed:

                                          INFINITE GRAPHICS INCORPORATED, Lessee

                                          By: /s/ Clifford F. Stritch, Jr.
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                                          Its: CEO
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